Sales, Marketing, Distribution, and Supply     Agreement
WHEREAS HEMISPHERX is a biopharmaceutical company with headquarters at One Penn Center, 1617 JFK Boulevard, Suite 500, Philadelphia, PA 19103, U.S. ("HEMISPHERX") and Emerge Health Pty Ltd. is a pharmaceutical company with its primary offices located at Suite 3, Level 1, 2 Theatre Place, Canterbury VIC 3126, Australia (" EMERGE”), each a “Party” together, “Parties” and
WHEREAS HEMISPHERX owns intellectual proprietary rights relating to poly I: poly C12U (Rintatolimod and Rintamod), with the trade name Ampligen® (“Ampligen”) and
WHEREAS HEMISPHERX desires to have Ampligen provided to physicians treating CFS patients in Australia and New Zealand prior to regulatory approval and to have Ampligen approved by the Australian regulatory authority, Therapeutic Goods Administration (“TGA”) and New Zealand’s Medicines and Medical Devices Safety Authority (“Medsafe”)
WHEREAS HEMISPHERX presently has no registered company or subsidiary in Australia or New Zealand and
WHEREAS EMERGE has sales, marketing, distribution capabilities in Australia and New Zealand and
WHEREAS EMERGE has the ability to supply Ampligen in Australia and New Zealand prior to approval by TGA and Medsafe in accordance with Australia’s Special Access Scheme (“SAS”) and New Zealand’s Section 29 of the Medicines Act (“Section 29”) and to seek to gain TGA and Medsafe approval of Ampligen and subsequently to sell market and distribute Ampligen in Australia and New Zealand and
WHEREAS, EMERGE desires to supply Ampligen under Australia’s SAS and New Zealand’s Section 29 and to seek approval of Ampligen from TGA and Medsafe to subsequently sell market and distribute Ampligen in Australia and New Zealand and
WHEREAS, HEMISPHERX desires to supply and sell Ampligen to EMERGE, and EMERGE is willing to purchase Ampligen from HEMISPHERX
NOW THEREFORE, in consideration of the mutual covenants and agreements made herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:
I.    DEFINITIONS
"Affiliate" means any corporation or other business entity, which controls, is controlled by, or is under the common control of a Party.
"Ampligen®" means a synthetic double-stranded (dsRNA) TLR3 agonist manufactured by HEMISPHERX, the trademark for which is owned by HEMISPHERX and which is part of HEMISPHERX Intellectual Property.
"Ampligen® Data" means all data possessed by HEMISPHERX relating to the use of Ampligen® to treat CFS and which is needed to obtain regulatory approval in the Territory.
"Ampligen Unit" means 1 x100ml vial containing 200mg of Ampligen.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

"Chronic Fatigue Syndrome" means a disease or condition in which a person suffers from continual fatigue and malaise often accompanies by pain and depression ("CFS").
"End User" means a physician, medical facility or institution, or government agency that purchases Ampligen with the intent of administering it to a patient.
"Field" means CFS.
"HEMISPHERX Intellectual Property" means all HEMISPHERX patents, patent applications, know-how, and trademarks owned or controlled by HEMISPHERX up to the termination or expiration of this Agreement.
"Sales Price" means the price EMERGE and/or its Affiliates charge an End User for an Ampligen Unit.
"Territory" means Australia and New Zealand.
“Transfer Price” means the price charged by HEMISPHERX to EMERGE for an Ampligen Unit.
II.    LICENSE
A.    HEMISPHERX hereby grants EMERGE the exclusive license to sell, market, and distribute Ampligen for use in the Field in the Territory.
B.    EMERGE shall not use HEMISPHERX Intellectual Property nor sell nor permit the sale of any products that use the HEMISPHERX Intellectual Property outside the Territory or knowingly sell or have sold any products that use the HEMISPHERX Intellectual Property to any party in or outside the Territory for export or sale outside the Territory, without HEMISPHERX's prior written consent.
C.     EMERGE will have 24 months to gain TGA and Medsafe approval of Ampligen from the date of submission and assuming that HEMISPHERX has provided all the appropriate documentation and technical/medical support in a timely fashion to assist with the Registration otherwise the license can be terminated by HEMISPHERX (without penalty or payment) or HEMISPHERX can extend the period for approval.
Ill.    COMMERCIAL DEVELOPMENT
A.     HEMISPHERX will provide EMERGE:
1.    A CTD dossier for Ampligen which will assist EMERGE in attaining regulatory approval in the Territory. EMERGE will keep a record of each person in EMERGE to see any part of the dossier and will provide this record to HEMISPHERX. EMERGE will not allow anyone outside EMERGE to view the dossier or any part thereof without HEMISPHERX written permission.
2.    All the appropriate information about Ampligen that will assist with the promotion of Ampligen in the Territory.
3.    Market place information from overseas on successful strategies and tactics that can be utilized in the Territory.
4.    Ongoing scientific and medical support.
5.    Ampligen Units in quantities sufficient for EMERGE's commercial needs in the Territory.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

B.    EMERGE will:
1.    Prepare and provide a Business Plan, under Australia’s SAS and New Zealand’s Section 29, to be provided and attached to this Agreement as Exhibit 1, to make aware and educate physicians and patients about Ampligen.
2.    Assist in determining reimbursable End User pricing of Ampligen and gain reimbursement for Ampligen for CFS under SAS and Section 29 and post approval of Ampligen for CFS in the Territory.
3.    Assist physicians who desire to administer Ampligen to their CFS patients with the required paperwork under Australia’s SAS and New Zealand’s Section 29.
4.    Manage the cold chain logistics within the Territory from arrival to End user supply.
5.    Register Ampligen as an orphan drug in the Territory.
6.    Be the sponsor, hold the product registration, and maintain all regulatory requirements as the sponsor in the Territory until HEMISPHERX establishes an Australian entity whereupon EMERGE will fully cooperative in transferring sponsorship and product registration to the HEMISPHERX Australian entity.
7.    Prepare and provide a 3-year post regulatory approval Sales, Marketing, and Distribution Plan including a 3-year minimum sale forecast and a committed dollar field sales force, product manager and marketing budget to be agreed by both Parties and a non-binding 12 month Product forecast no later than six (6) months prior to the anticipated registration and subsequent launch date, also to be agreed by both parties,
8.    Pay for all the above activities and related expenses.
9.    Hold 3 months inventory of the forecasted sales at all times.
10.    Assist in recruiting clinical trial sites and principal investigators.
11.    Provide HEMISPHERX a monthly written report of EMERGE's efforts and status thereof under this Agreement.
IV.    SUPPLY

A.	Subject to the terms and conditions of this Agreement, HEMISPHERX agrees to exclusively supply Ampligen to EMERGE with a minimum expiry for stock of 24 months at the date of shipment arrival.

B.
EMERGE shall pay manufacturer for each order of Ampligen within 45 days after receipt of the goods except for the for first purchase order, which will be paid in advance of the order being delivered. All purchase orders are final.

C.
HEMISPHERX will supply Ampligen to EMERGE at a Transfer Price of US${***} with a targeted sale price of US${***}/Unit making the targeted cost of a full {***} week treatment regimen ({***} Ampligen units) US${***}.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

D.
EMERGE will ensure all necessary QA testing / approval for use occurs in the Territory and that Ampligen is stored under the conditions stipulated in a Quality Agreement (QA) to be executed and appended to this Agreement as Exhibit 2.

E.    Forecasts, Orders, Payment, and Delivery.
Unapproved Setting
Following the signing of this Agreement, EMERGE will start a full and comprehensive market analysis of the potential of Ampligen in an unapproved setting. This will be from a market potential and willingness to pay point of view and will be completed within 3months of the signature of this Agreement. Forecasts will then be provided for Ampligen as an unapproved medicine and this data will be added as a supplement to the Business Plan (Exhibit 1).
Approved Setting
Six (6) months prior to the approval of Ampligen in the Territory:
1.     EMERGE will provide HEMISPHERX a rolling 12-month forecast of the estimated sales of Ampligen Units, the first 3 months of which will be firm and the second three (3) months of which cannot vary by more than 25% when these become the first three (3) months. This forecast will be updated at 3-month intervals thereafter.
2.     In accordance with this forecast, EMERGE agrees to order Ampligen from HEMISPHERX under this Agreement by submitting to HEMISPHERX written purchase orders specifying the quantity, packaging, delivery dates, and delivery location.
3.     HEMISPHERX shall manufacture Ampligen as described in the purchase order from EMERGE and HEMISPHERX shall make all shipments to the location specified on EMERGE's purchase order as follows:
(a) Delivery of Products is INCOTERMS 2010, CIP. The risk of loss or damage          in transit shall be upon HEMISPHERX.
(b) Hemispherx shall pack, mark and ship Ampligen in accordance with          temperature thermometer specifications as clearly set out in the QA Agreement.      Hemispherx shall package Ampligen so as to prevent damage or deterioration and shall comply with all applicable temperature and packaging laws.

4.     Unless otherwise stipulated, Ampligen shall be packaged, marked, crated and otherwise prepared in accordance with HEMISPHERX's current packaging and crating practices, and good commercial practices.

5.     EMERGE will prominently display on all Ampligen it sells the Ampligen trademark, which shall remain the sole property of HEMISPHERX and be so noted and on a visible surface thereof and/or on tags, labels, manuals, and other materials with which Ampligen is sold, the fact that the Ampligen is manufactured and supplied to EMERGE by HEMISPHERX for sale in the Territory shall be clearly displayed.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

F.
If, for any reason, at any time, HEMISPHERX shall be unable, or should reasonably anticipate being unable to deliver any part or all of the ordered Ampligen in accordance with the terms hereof or the accompanying purchase order, HEMISPHERX shall notify EMERGE of such inability at the earliest possible time (but no later than five (5) workings after HEMISPHERX becomes aware of this their inability to supply Ampligen), whereupon HEMISPHERX and EMERGE will devise a plan to manage the situation.

G.
HEMISPHERX warrants that the Ampligen (i) shall conform to the specifications set out in the EMERGE purchase order for Ampligen and (ii) shall meet all, if any, reasonably applicable regulatory requirements in the Territory once Ampligen is Registered. In the unapproved setting, the Ampligen that HEMISPHERX supplies must confirm with all manufacturing and regulatory requirements (including labelling) for the country in which Ampligen is approved in and was intended to be sold. EMERGE's acceptance of the Ampligen shall relieve HEMISPHERX from the obligations arising from this warranty

H.	EMERGE shall have the right to return and demand replacement of any Ampligen which violates this warranty.

I.
HEMISPHERX and/or EMERGE shall have the right to cancel, without further obligation to the other party, one or more orders for Ampligen if HEMISPHERX's or EMERGE's business is interrupted because of an event of force majeure beyond the control of HEMISPHERX or EMERGE.

J.
HEMISPHERX shall permit EMERGE or its agent, at EMERGEs' expense, to conduct periodic audits of HEMISPHERX's Quality System and Manufacturing records relating to HEMISPHERX's performance under this Agreement. The audits shall be conducted upon reasonable advance notice during regular business hours at HEMISPHERX's principal office and in such a manner as not to unduly interfere with HEMISPHERX's operations.

K.
EMERGE will provide HEMISPHERX with copies of product specification sheets, product inserts, user manuals, user bulletins, and user product updates and any other customer materials such as brochures, educational materials, web pages or other electronic information relating to EMERGE's efforts to sell, market and distribute Ampligen under this Agreement at least 10 (ten) days prior to the public release or use of such information.

V.    REPORTS AND PAYMENTS

A.
Within 30 days following the end of each calendar quarter after execution of the Agreement, EMERGE will provide HEMISPHERX with quarterly reports on the number of Ampligen Units sold and the Sales Price during the preceding three months, key market place issues and successes, regulatory and reimbursement subjects and revisions to the sales and marketing plans.

B.
Ampligen will be considered sold by EMERGE on the date it is shipped or invoiced to an End User, whichever is earlier. All shipping, taxes, duties and other expenses in the Territory is the responsibility of EMERGE.

C.
Price Increase: Beginning on the second year anniversary of the signing of this Agreement (“Effective Date”) and on each succeeding anniversary of the Effective Date during the term of this agreement and in consideration of a varies of economic factors such as for example, costs of

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

labour, costs of material and costs the price paid by Emerge for Ampligen shall be renegotiated. Any price increase will need to be justified by HEMISPHERX. Both parties shall, in good faith, attempt to agree upon a reasonable price increase. In the event agreement cannot be reached the agreement shall terminate.

D.
All payments hereunder will be made by EMERGE in United States Dollars by wire transfer of immediately available funds to an account designated by HEMISPHERX. The following is wire transfer information:

{***}

To manage a possible variation of the USD/AUD exchange rate (the “Exchange Rate”), EMERGE and HEMISPHERX will conduct a review of the evolution of the Exchange Rate over every six-month period (the “Exchange Rate Review”), within 30 days following the end of each such six-month period.
If the average Exchange Rate taken from the Reserve Bank of Australia (https//www.rba.gov.au/statistics/hist-exchange-rates/) during the previous six-month period (the “Average Exchange Rate”) varies by more than 10% (upwards or downwards) as compared to the Exchange Rate applied by the Parties under this Agreement during the same period, the Purchase Price will be adjusted accordingly to ensure that the EMERGE’s and HEMISPHERX’s margin as per the pricing provided under Clause IV. C. of this Agreement are maintained. The corresponding adjustment, calculated on the basis of the sales invoiced to the EMERGE in the corresponding six-month period, will be invoiced within 45 days following the end of the corresponding six-month period.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

VI.    TERM/TERMINATION

A.	The Term will be 5 years from Effective Date with an automatic 2 year term extensions unless otherwise advised by one of the Parties.
B.     Termination for breach will include:

1.	Failure of EMERGE achieving less than 50% achievement of the minimum sales as in III B.7. for two (2) consecutive years,
2.     Insolvency, or the filing for protection under either Parties’ bankruptcy laws. Upon the filing of a petition in bankruptcy, insolvency or reorganization against or by either Party, or either Party becoming subject to a composition for creditors , whether by law or agreement, or either party going into receivership or otherwise becoming insolvent (such party hereinafter referred to as the "insolvent party"), this Agreement may be terminated by the other Party by giving written notice of termination to the insolvent Party, such termination immediately effective upon the giving of such notice of termination.

C.
Upon the occurrence of a breach or default as to any obligation hereunder by either Party and the failure of the breaching Party to cure (within thirty (30) days after receiving written notice thereof from the non-breaching Party) such breach or default, this Agreement may be terminated by the non- breaching Party by giving written notice of termination to the breaching Party, such termination being immediately effective upon the giving of such notice of termination.

D.
In the event this Agreement is terminated by either Party for any reason whatsoever, HEMISPHERX agrees to reasonable efforts to make Ampligen available to EMERGE for a period of six (6) months after the termination date at the same Transfer Price and under the same terms of payment.

E.
In the event of termination of this Agreement, EMERGE will have the right to complete all contracts for the sale or disposition of Ampligen under which EMERGE is obligated on the date of termination, provided EMERGE pays the associated Transfer Price and provided all such sales or dispositions are completed within six (6) months after the date of termination. Thereafter, HEMISPHERX shall purchase from the EMERGE all remaining stock of Ampligen that is of merchantable quality at the same price as was paid by EMERGE.

VII.    ASSIGNMENT
Neither this Agreement nor any rights or obligations or licenses hereunder may be assigned, pledged, transferred or encumbered by either party without the express prior written approval of the other party, except that either HEMISPHERX or EMERGE may assign this Agreement to any successor by merger or sale of substantially all of its business or assets to which this Agreement pertains, without any such consent. Any assignment in violation hereof is void.
VIII.    AUTHORITY
EMERGE and HEMISPHERX each warrant and represent that it has the full right and power to make the promises set forth in this Agreement and that there are no outstanding agreements, assignments, or encumbrances inconsistent with the provisions of this Agreement.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IX.    EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION IX, HEMISPHERX MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESSED OR IMPLIED, REGARDING THE DEVELOPMENT, VIABILITY, COMMERCIAL OR OTHER USEFULNESS OR SUCCESS OF AMPLIGEN AND THAT NO WARRANTY OR REPRESENTATION THAT ANYTHING MADE, USED, SOLD OR OTHERWISE PRACTICED OR ANY SERVICE PROVIDED UNDER THIS AGREEMENT WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADE SECRET, OR OTHER PROPRIETARY RIGHT, FOREIGN OR DOMESTIC, OF ANY THIRD PARTY AND MAKES NO WARRANTIES OR REPRESENTATIONS AS TO THE VALIDITY, ENFORCEABILITY OR SCOPE OF ANY HEMISPHERX INTELLECTUAL PROPERTY.
X.    INDEMNIFICATION AND WARRANTIES
A.     INDEMNIFICATION
EMERGE and HEMISPHERX (each an "Indemnifying Party") shall indemnify, defend and hold harmless and the other Party's subsidiaries or affiliates, their agents, directors, officers, employees and assigns (the "Indemnified Parties") from and against all losses, liabilities, damages, demands and expenses (including reasonable attorneys' fees and expenses) arising out of, as a result of, or in connection with (i) the negligent actions of the Indemnifying Party, its employees or any third party acting on behalf of or under authority of the Indemnifying Party in the performance of this Agreement and/or (ii) the violation of any representation or warranty of Indemnifying Party in this Agreement. Each Party's obligations under this provision shall be subject to the other Party providing reasonable notice of any such claim. Each Party shall defend with competent counsel and pay all costs of defence, including attorneys' fees, and any and all damages and court costs awarded in respect to such claim, action or proceeding regarding the claim of infringement. The Indemnified Parties agree to permit the Indemnifying Party to defend, compromise, or settle any such claim, action or proceeding and further agree to provide all available information, and reasonable assistance to enable the other Indemnifying Party to do so. However, neither party will be liable under this indemnity for any losses, liabilities, damages, demands or expenses arising out of the gross negligence or wilful misconduct of the other party or any of its affiliates, agents, directors, officers, employees or assigns. Limitation of Liability. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THE LICENSE GRANTED PURSUANT TO THIS AGREEMENT OR THE USE OR COMMERCIAL DEVELOPMENT OF AMPLIGEN.
B.     WARRANTIES
Subject as herein provided HEMISPHERX warrants to EMERGE that:

•	All Products supplied hereunder will comply with the Dossier and with any specification agreed for them in the Quality Agreement;

•	It is not aware of any rights of any third party in the Territory which would or might render the sale of the Products, or the use of any of the Trademarks on or in relation to the Products, unlawful;

•
It is the owner or the permitted licensee of all Intellectual Property Rights and it is not aware of any claims of any third party in the Territory or worldwide related to the fact that the Products infringes any intellectual property of such third party.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

•	Nothing in this Agreement shall exclude either party’s liability for death or personal injury.

Subject to the above WARRANTIEs, HEMISPHERX shall indemnify and hold harmless EMERGE and its respective employees from any loss, damage or claim made by a third party in respect of (i) the death or personal injury arising from the manufacture or use of the Products in the Territory or (ii) infringement of third party intellectual property, if and to the extent such loss, damage or claim is caused by any act or omission of HEMISPHERX and is not attributable directly or indirectly to the breach of any of the material terms of this Agreement by EMERGE or by any wilful default or negligent act or omission of EMERGE, its employees or its agents.

1.     The indemnity given by HEMISPHERX shall be subject to the following conditions:

•	No indemnity shall be claimed unless notice is given by EMERGE claiming the indemnity to HEMISPHERX together with details of the claim promptly on notice of such claim being received by the EMERGE;

•	No admissions of liability or compromise or offer of settlement of any claim shall be made by EMERGE without the prior written consent of HEMISPHERX; and

•	HEMISPHERX shall have full control over any claim, proceedings or settlement negotiations in respect of which it is providing the indemnity.

Subject to clause X.B 1.), EMERGE shall defend and indemnify HEMISPHERX and its Affiliates and hold each of them harmless against all claims, demands, actions, losses, expenses, damages, liabilities, costs (including interest, penalties and reasonable attorneys' fees) and judgements suffered by each of them, which arise out of EMERGE’s negligent or wilful acts or omissions or which otherwise arise out of EMERGE’s breach of the Agreement.

Survivability. The obligations set forth in this Section X. shall survive the termination of this Agreement for the legal periods of limitation provided by US law.

XI.    CONFIDENTIALITY

A.
EMERGE and HEMISPHERX agree to keep secret and confidential all confidential, proprietary or non-public information ("Confidential Information") of the other Party .This provision shall survive termination or expiration of this Agreement.

B.
Such Confidential Information will be kept confidential until 5 years after the expiration of termination of this Agreement. Notwithstanding the foregoing , Confidential Information of a Party shall not include information which the other Party can establish by written documentation was (a) to have been publicly known prior to disclosure of such information by the disclosing Party to the other Party, (b) to have become publicly known, without fault on the part of the other Party, subsequent to disclosure of such information by the disclosing Party to the other Party , (c) to have been received by the other Party at any time from a source , other than the disclosing Party , rightfully having possession of and the right to disclose such information, (d) to have been otherwise known by the other Party prior to disclosure of such information by the disclosing Party to the other Party, or (e) to have been independently developed by employees or agents of

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the other Party without access to or use of such information disclosed by the disclosing Party to the other Party.

C.
The confidentiality obligations contained in this section XI shall not apply to the extent that the receiving Party (the "Recipient") is required (a) to disclose information by law, order or regulation of a governmental agency or a court of competent jurisdiction , or (b) to disclose information to any governmental agency for purposes of obtaining approval to test or market a Product , provided in either case that the Recipient shall provide written notice thereof to the other Party and sufficient opportunity to object to any such disclosure or to request confidential treatment thereof.

XII.    PROSECUTION, INFRINGEMENT, AND DEFENSE OF HEMISPHERX INTELLECTUAL PROPERTY

A.	HEMISPHERX will be responsible for and shall control, at its expense, the preparation, filing, prosecution and maintenance of HEMISPHERX Intellectual Property.

B.	EMERGE will cooperate in all reasonable ways to establish and protect HEMISPHERX Intellectual Property in the Territory.

C.
HEMISPHERX, at its expense, will have the right to determine the appropriate course of action to enforce its HEMISPHERX Intellectual Property against infringement or otherwise abate the infringement thereof , to take (or refrain from taking) appropriate action to enforce its HEMISPHERX Intellectual Property, to control any litigation or other enforcement action and to enter into, or permit, the settlement of any such litigation or other enforcement action with respect to its Intellectual Property .

D.
Each Party shall promptly notify the other Party in writing if any claim, action, demand or other proceeding (a "Claim") is brought against or is threatened to be brought against such Party alleging that the sale of Ampligen violates another party's intellectual property.

E.
EMERGE will promptly notify HEMISPHERX of any Third party EMERGE knows or believes may be infringing HEMISPHERX Intellectual Property and will, to the greatest extent reasonably possible, provide to HEMISPHERX any information EMERGE has in support of such belief. HEMISPHERX will have the right, but not the obligation, to use such information in an infringement action against such third Party. EMERGE agrees to cooperate with HEMISPHERX in any action for infringement of HEMISPHERX, and HEMISPHERX will reimburse EMERGE for all reasonable costs incurred by it in providing cooperation requested by HEMISPHERX.

F.    HEMISPHERX is the sole legal and registered owner of "Ampligen® ".

G.
HEMISPHERX hereby grants to EMERGE and EMERGE hereby accepts the right, privilege and exclusive license to use "Ampligen®" solely in connection with the terms of the Sales, Marketing, Distribution and Supply Agreement of Ampligen in the Territory for the Term of this Agreement. Should the Agreement expire or terminate, the right to use the trademark shall also terminate. EMERGE shall use Ampligen at all times for the sole purpose of marketing Ampligen and for no other purpose.

H.	The terms of the intellectual property license hereby granted shall be effective upon the Effective Date of this Agreement and during the term of this Agreement, unless sooner terminated in

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

accordance with the provisions of the Sales, Marketing, Distribution and Supply Agreement between the parties.
1.    Good Will. EMERGE recognizes that there exists great value and good will associated with the Trademark and Intellectual Property use of "Ampligen®".
2.     EMERGE agrees that it will not during the term of this Agreement, or thereafter, attack the title or any rights of HEMISPHERX in and to “Ampligen®" or attack the validity of the license granted herein by HEMISPHERX and solely owned by HEMISPHERX.

I.
EMERGE agrees to assist HEMISPHERX to the extent necessary in the procurement of any protection or to protect any of HEMISPHERX's right to “Ampligen®" and HEMISPHERX, if it so desires, may commence or prosecute any claims or suits in its own name or in the name of EMERGE or join EMERGE as a party thereto. EMERGE shall notify HEMISPHERX in writing of any infringements or imitations by others of “Ampligen®" which may come to EMERGE 's attention, and HEMISPHERX shall have the sole right to determine whether or not any action shall be taken on account of any such infringements or imitations. EMERGE shall not institute any suit or take any action on account of any such infringements or imitation without first obtaining the written consent of the HEMISPHERX so to do.

J.	EMERGE agrees to cooperate fully and in good faith with HEMISPHERX for the purpose of securing and preserving HEMISPHERX's rights.
K.    It is agreed that nothing contained in this Sales, Marketing, Distribution, and Supply     Agreement shall be construed as an assignment or grant to the EMERGE of any rights, title or     interest in or to "Ampligen® ".

L.
It is further understood that all rights relating thereto are reserved by HEMISPHERX, except for the license hereunder to EMERGE of the right to use and utilize the name Ampligen only as specifically and expressly provided in this Agreement.

M.
In the event of termination of this license for any reason, EMERGE shall within 6months (as described in the Termination clause), cease all use of the "Ampligen®". EMERGE shall not thereafter use any names, mark or trade name similar thereto belonging to HEMISPHERX. Termination of the license under the provisions of this Agreement shall be without prejudice to any rights which HEMISPHERX may otherwise have against EMERGE.

N.
EMERGE shall, and shall cause its shareholders, officers, directors, and managing personnel to, comply with all laws, rules and government regulations pertaining to its business and shall not violate any laws which would create an adverse effect on the “Ampligen®" in the U.S. and/or the Territory.

O.
Relationship of Parties. EMERGE shall not in any manner or respect be the legal representative or agent of HEMISPHERX and shall not enter into or create any contracts, Agreements, or obligations on the part of HEMISPHERX, either expressed or implied, nor bind HEMISPHERX in any manner or respect whatsoever regarding its intellectual property; it being understood that this Agreement is only a contract for the licensed use of the product names in connection with the terms in this Agreement.

XIII.    BUYOUT

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

HEMISPHERX will have the option at any time to buy out this Agreement. If exercised within the first two (2) years HEMISPHERX will pay EMERGE three (3) times the Ampligen sales for the preceding 12 months. If exercised after year 3, HEMISPHERX will pay EMERGE two (2) times the Ampligen sales for the preceding 12 months.
XIV.    MISCELLANEOUS.

A.
Notices. Notices sent pursuant to this Agreement are valid if in writing and addressed to the parties at the respective addresses given below or at such other addresses as either party shall notify the other in writing and sent by registered or certified mail, postage prepaid and return receipt requested, or by Federal Express or other comparable courier providing proof of delivery, and shall be deemed duly given and received (i) if mailed, on the third business day following the mailing thereof, or (ii) if sent by courier, the date of its receipt (or if not on a business day, the next succeeding business day).

If to HEMISPHERX:
William Carter, MD, Chairman and CEO
One Penn Center
1617 JFK Boulevard
Suite 500
Philadelphia, PA 19103 United States

If to EMERGE:
Chris Rossidis, Head of Commercial Operations
Suite 3, Level 1
2 Theatre Place,
Canterbury VIC 3126, Australia

B.
This Agreement and the transactions contemplated herein shall be governed by, and construed in accordance with, the laws of the State of Delaware, USA and disputes, if not resolved by the Parties, will be settled by binding arbitration in and under the rules of arbitration in London, England.

C.
This Agreement constitutes the entire understanding of the parties with respect to the purchase and sale of Ampligen and supersedes all prior discussions, agreements, and understandings between HEMISPHERX and EMERGE.

D.
Each party an independent contractor to the other and the relationship between the parties shall not be construed to be that of an employer and employee, or to constitute a partnership, joint venture, or agency of any kind.

E.    This Agreement may only be amended in a writing signed by both parties hereto.

F.
If any provision of this Agreement is declared invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

G.	This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

H.	Prior to their release, the parties must agree on press releases or market communication that utilises the other Party’s name.
Counterparts; Integration; Effectiveness; Electronic Execution
This Agreement may be executed in counterparts (and by different parties hereto in different counterparts}, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
This Agreement shall become effective when it shall have been executed by all parties and upon receipt of all counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by e-mail and/or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
The words "execution," "signed," "signature," and words of like shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, and any other similar State laws based on the Uniform Electronic Transactions Act.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.

EMERGE HEALTH PTY LTD:         HEMISPHERX BIOPHARMA, INC:

_____________________________ _____________________________
Chris Rossidis                     William Carter, MD
Head of Commercial Operations         Chairman and CEO

Date:                         Date:

_______________________________ _______________________________

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 1
{***}

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 2
TECHNICAL / QUALITY AGREEMENT

1.	Parties
This Quality Agreement is entered by and between Emerge Health Pty Ltd., a pharmaceutical company with its primary offices located at Suite 3, Level 1, 2 Theatre Place, Canterbury VIC 3126, Australia (“COMPANY”) and Hemispherx Biopharma, Inc. 783 Jersey Avenue, New Brunswick, New Jersey 08901(HEB).

2.	Purpose
The purpose of this Quality Agreement is to clearly define the quality operating procedures, duties and responsibilities to be employed by COMPANY and HEB in the conduct of activities by COMPANY for Hemispherx Biopharma, Inc. The objective of these procedures and this Quality Agreement is assurance that services are conducted in a timely, consistent and uniform manner and in accordance with current laws, directives, regulations and guidelines, as may be applicable to the specific project(s). These requirements may include those defined by the U.S. FDA’s regulations At 21CFR314.80 (Post-marketing reporting of adverse drug experiences for drugs), 21CFR312.32 (IND safety reporting) 21CFR600.80 (Post marketing reporting of adverse experiences for biologics) 21CFR Parts 210 and 211 (“current Good Manufacturing Practices” or “cGMPs”) with particular interest in 21CFR211.1.42 (Warehousing), 21CFR211.150 (Distribution), 21CFR211.204 (Returned drug) and 21CFR211.208 (Drug product salvaging) and/or others that may be appropriate for the particular project.

3.    Scope

This Quality Agreement is to be applied to the activities performed by COMPANY, for HEB as specifically defined by the Sales, Marketing, Distribution, and Supply Agreement March___ (“Agreement”) to which this Quality Agreement is an integral Exhibit. In the event of a conflict between the terms of the Agreement and this Quality Agreement, the terms of the Agreement shall control. Unless otherwise stated in these documents, COMPANY shall follow its Standard Operating Procedures (“SOPs”) with respect to the activities it shall carry out in accordance with the Agreement. Copies of all relevant SOPs shall be provided to HEB for review during audits.

4.    Confidentiality

The information and procedures contained in this Quality Agreement are confidential and subject to the terms and conditions of the confidentiality provisions as set forth in the Confidential Disclosure Agreement September 22, 2014 (“CDA”) executed by HEB and COMPANY.

5.    Terms

This Agreement between HEB and COMPANY shall be in effect beginning the last date of execution set forth on the signature page to the Agreement (the “Effective Date”) to which this Quality Agreement is Exhibit 2 and remain in effect until HEB and COMPANY terminate the Agreement or it is superseded by a revised Quality Agreement executed by both parties. This Quality Agreement should be reviewed

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

periodically by both parties for any needed updating, revisions, amendments, and the like. Regular periodic review of this Quality Agreement should be conducted to ensure it is up-to-date.

HEB may perform audits for initial qualification of COMPANY as well as periodic audits and “for cause” audits. At mutually agreed upon times, HEB may review standard operating and other quality control procedures and records and the records of COMPANY relating to the Agreement. Such routine and general oversight review is to be requested at least twenty (20) business days in advance, limited to two (2) persons, completed within one (1) to two (2) business days and shall be offered to HEB one (1) time each calendar year. COMPANY will make every reasonable effort to accommodate the special circumstances that may arise pursuant to “for cause” audits. The following applies to all audits:

•	Prior to an audit HEB will communicate to COMPANY the scope of the audit.

•	HEB will prepare a written report of the results of the audit and forward a copy to COMPANY.

COMPANY will provide a written response to HEB’s written audit report within twenty (20) business days of receipt of such report setting forth the corrective actions to be taken by COMPANY, if any, and a timeline for such implementation.

In the event of an inspection by any governmental or regulatory authority concerning the activities carried out under the Agreement, COMPANY shall notify HEB promptly upon learning of such an inspection, shall supply HEB with copies of any correspondence or portions of correspondence relating to HEB’s materials and shall inform HEB of the general findings and outcomes of such inspections.

COMPANY and HEB shall cooperate with each other during any such inspection, investigation or other inquiry, including applying reasonable effort, as might be practical, at allowing, upon reasonable request, a representative of HEB to be on site during such inspection, investigation or other inquiry, and providing copies of all documents related to the inspection. Each party acknowledges that it may not direct the manner in which the other party fulfills its obligations to permit inspection by governmental entities

6.    Dispute Resolution
If a dispute arises between the parties under this Agreement, the parties agree that, prior to either pursuing other available remedies, decision-making individuals from each party will promptly meet, either in person or by telephone, to attempt in good faith to negotiate a resolution of the dispute. If, within sixty days after such meeting, the parties are unable to resolve the dispute (or such longer time as the parties may agree) either party is free to pursue its legal remedies.

7.    Definitions

Adverse experience: Any adverse event associated with the use of a biological or drug product in humans, whether or not considered product related, including the following: an adverse event occurring in the course of the use of a biological or drug product in professional practice; an adverse event occurring from overdose of the product whether accidental or intentional; an adverse event occurring from abuse of the product; an adverse event occurring from withdrawal of the product; and any failure of expected pharmacological action.
Disability: A substantial disruption of a person’s ability to conduct normal life functions.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Life-threatening adverse experience: Any adverse experience that places the patient, in the view of the initial reporter, at immediate risk of death from the adverse experience as it occurred, i.e., it does not include an adverse experience that, had it occurred in a more severe form, might have caused death.
Labeled event: An adverse experience that is listed on the product insert as having been observed in patients who are receiving the drug product.

Drug Product: A finished dosage form, for example, tablet, capsule, or solution that contains an active ingredient generally, but not necessarily, in association with inactive ingredients
Serious adverse experience: Any adverse experience occurring at any dose that results in any of the following outcomes: Death, a life-threatening adverse experience, inpatient hospitalization or prolongation of existing hospitalization, a persistent or significant disability/incapacity, or a congenital anomaly/birth defect. Important medical events that may not result in death, be life-threatening, or require hospitalization may be considered a serious adverse experience when, based upon appropriate medical judgment, they may jeopardize the patient or subject and may require medical or surgical intervention to prevent one of the outcomes listed in this definition.

Unexpected adverse experience: Any adverse experience that is not listed in the current labelling for the biological or drug product. This includes events that may be symptomatically and pathophysiologically related to an event listed in the labelling, but differ from the event because of greater severity or specificity.
For example, under this definition, hepatic necrosis would be unexpected (by virtue of greater severity) if the labeling only referred to elevated hepatic enzymes or hepatitis. Similarly, cerebral thromboembolism and cerebral vasculitis would be unexpected (by virtue of greater specificity) if the labeling only listed cerebral vascular accidents. “Unexpected,” as used in this definition, refers to an adverse experience that has not been previously observed (i.e., included in the labeling) rather than from the perspective of such experience not being anticipated from the pharmacological properties of the pharmaceutical product.
Call report: A list of all questions, requests for circulars, and physician/patient complaints received by COMPANY's Clinical Support Department is prepared monthly by COMPANY staff and is forwarded to HEB RA/QA Department.
Audit: A systematic examination of processes, controls and systems, operating procedures, reports, records and/or data to assess COMPANY’s compliance with standards, regulatory submissions, SOPs; applicable laws, regulations, directives, standards and guidelines; the terms of this Agreement and other contracts in place defining the services being provided and to verify data integrity.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Good Manufacturing Practices (“GMPs”): The recognized pharmaceutical regulations and requirements of regulatory authorities such as those defined by the U.S. FDA’s regulations at 21CFR Parts 210 and 211.

Key Contacts: Persons at COMPANY and HEB assigned to assure proper communication and follow-up in a timely manner within both parties’ organizations. Names, titles and full contact information for Key Contacts shall be appended to this Agreement as Attachment 1 and should be maintained up-to-date during the course of the project.

Observation: A statement of fact made during an audit that is substantiated by objective evidence. HEB categorizes observations as follows:

◦
Critical: May pose risk to patient or consumer or otherwise compromise the integrity or quality of the material, product, process, or service being provided. Other instances that could be defined as a critical observation include: A practice that poses an immediate safety risk to personnel; Quality System(s) missing or not in compliance with regulations, guidelines, or corporate policies.

◦
Major: Does not fully comply with regulations, guidelines or corporate policies and may pose unnecessary risks to the integrity or quality of material, product, process or service being provided. Other instances that could be defined as a major observation include: Likely or probable safety risk to personnel; Quality System(s) weak or needing improvement; repeated Minor deficiencies of a similar nature that indicate a systemic problem and therefore may be classified as Major.

◦	Minor: Does not comply with regulations, guidelines, or corporate policies but does not directly impact the integrity or quality of the material, product, process, or service being provided.

◦	Comment: Compliant with regulations, guidelines and/or corporate policies; however, the auditor comment serves as a recommendation relative to maintaining or improving a specific condition noted.

Out-of-Specification / Out-of-Trend (“OOS / “OOT”): A result that is not within the established specifications or trend, whether these are qualitative or quantitative.

Standard Operating Procedures (“SOPs”): Procedures in effect at COMPANY that define the processes and controls by and under which activities are to be conducted to assure compliance with the appropriate Code of Federal Regulations.
7.    Communications

To assure proper communication, notification and follow-up in a timely manner by both parties, “Key” contacts are listed in Attachment 1 of this Agreement. Key contacts shall have access to project managers and technical staff and, upon reasonable notice and as required, facilitate resolution of any issues. Every effort will be made by COMPANY to accommodate timely communications, including face-to-face meetings, with HEB.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.    Change of Control

COMPANY will maintain and follow change control SOP(s) to ensure that changes to equipment, procedures, processes, etc. occur in a controlled manner and in compliance with requirements e defined by the U.S. FDA’s regulations (see Section 2). The implementation of any change that may directly impact the integrity of the activities conducted or data being supplied for HEB will require prior written approval of HEB. COMPANY and HEB will advise the appropriate organization’s staff member (See Attachment 1) before implementation of a change, by either party, to equipment, procedures, specifications, processes, clinical protocols, product claims or facilities directly related to HEB’s specific products and processes. Each party agrees to review the proposed change in a timely manner and, at its discretion, may audit and/or request an alternative or additional change prior to the implementation of the proposed change. The respective party will review the proposed change, determine if it is reasonably practicable to implement the change and can suggest alternative or additional changes prior to the implementation of the proposed change. Change control requirements should be articulated within the specific operation’s documentation practices.

HEB is responsible for assuring changes are in accordance with and/or reported to the investigational, marketing and/or any other filing with regulatory agencies (IND, IMPD, CTA, NDA, MA, etc.) and for informing COMPANY of any changes requested by regulatory agencies. COMPANY agrees to keep HEB fully informed of any and all communications with regulatory agencies that may affect the services being provided to HEB by COMPANY.

This Agreement is not meant to supersede or replace controlled documents typically used to define and record the work to be conducted by COMPANY for HEB. Specific requirements of this Agreement and/or any service contracts shall be articulated within COMPANY’s current operating procedures and documentation systems.

9.    Responsibilities

COMPANY is responsible for:

1)	case management support services to patients and maintain a 24-hour/365-day a year telephone service for assistance of prescription drug-related medical emergencies to patients

2)
the distribution of product, including the shipping, handling and storage and all rules and regulations of every governmental authority having jurisdiction over the shipping, handling, storage, distribution, and dispensing of Product

3)	confirming the product labelling requirements in the territory

4)	conforming to all labeled specifications concerning the shipping, handling and storage of Product

5)	notifying HEB of any unacceptable storage or handling deviation within one (1) business day

6)	inspecting all product shipments received by COMPANY from HEB and reporting any damage, defect, loss in transit, or other shipping errors to HEB within one (1) business days of receipt by COMPANY

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7)	administering recalls, field alerts, warning letters, quarantines or withdrawals in accordance with HEB instructions (See Attachment 2)

8)	administering HEB’s Returned Goods Policy (See Attachment 3)

9)	immediately notifying HEB of any serious and unexpected side effects (Adverse Experiences reported to COMPANY, as defined by 21CFR 34.80))

10)	providing HEB with written Adverse Experience Reports

11)	keeping HEB fully informed of any and all communications with regulatory agencies that may affect the services being provided to HEB by COMPANY

12)	receiving and processing complaints

13)	notifying HEB of complaints and actions taken or to be taken to address the complaints

14)	the performance of all services provided by COMPANY’s subcontractors

15)
communicating to HEB any events of non-conformance that impact the quality of HEB’s product. Examples of non-conformances may include, but are not limited to: equipment failure, shipping error or documentation error, labeling error, improper storage, facilities system error, and unplanned study protocol deviations. When a non-conformance event occurs that is specific to HEB’s product, COMPANY will conduct an investigation and provide copies of all investigation documentation to HEB for review and input

16)	for initiating, monitoring and completing CAPA tasks related to discrepancies, errors and incidents involving services that are under COMPANY’s control

HEB is responsible for:

1)	release of product following review of all manufacturing and quality control testing requirements to confirm the batch has been manufactured according to approved processes and specifications

2)	supply all necessary quality documentation with shipments to allow product importation and release

3)	ensuring product intended for supply in territory is labelled accordingly

4)
assuring changes to the established operations are in accordance with and/or reported to the investigational, marketing and/or any other filing with regulatory agencies (IND, IMPD, CTA, NDA, MA, etc.).

5)	informing COMPANY of any changes requested by regulatory agencies

6)	assist with/address any Agencies requests relating to manufacture of product

7)
providing COMPANY any information that could result in a field alert or recall of a product under a HEB NDA or ANDA immediately, but no more than one (1) business day after discovery. HEB interprets FDA 21 CFR 314.81, “Other Post-Marketing Reports,” to require a Field Alert Report to be made within three (3) days of an occurrence of an OOS result,

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

whether that result is confirmed or not. The only exception to this would be where the original result was invalidated within the three (3) days. In that case, no field alert would be required

8)	making the proper reports to the FDA regarding a field alert or recall

9)
communicating to COMPANY any events of non-conformance that impact the quality of HEB’s product. Examples of non-conformances may include, but are not limited to: contamination, calculation or documentation error, labeling error. When a non-conformance event occurs HEB will conduct an investigation and inform COMPANY of any appropriate action to be taken

10)	for initiating, monitoring and completing CAPA tasks related to discrepancies, errors and incidents involving services that are under HEB’s control

11)	contribute to customer complaint investigations where possible issues due to manufacturing process may have contributed to complaint

HEB and COMPANY are separately responsible for securing and maintaining all required licenses, permits and certificates applicable to their respective operations and each shall comply with any and all applicable federal, state and local laws, including but not limited to (i) the Federal Food Drug and Cosmetic Act; (ii) the Social Security Act; (iii) HIPPAA; (iv) all federal and state health care anti-fraud and abuse laws, and (v) all state privacy, and consumer protection laws, including those relating to the use of medical and prescription information for commercial purposes.

10.    Subcontractors
COMPANY may enter into agreements between COMPANY and a subcontractor. COMPANY will identify the services performed by each such subcontractor. COMPANY is responsible for the performance of all services provided on behalf HEB and the compliance of each subcontractor to the terms of this Agreement. HEB will be permitted to conduct periodic audits of the subcontractors to assure compliance to applicable GMP’s, GLP’s and federal regulations (CFR’s).

11.    Standard Operating Procedures (SOP’s)
The following HEB SOP’s are relevant to this Quality Agreement and interactions between HEB and COMPANY and affiliates.

A.	CLN-009 Handling Adverse Event Reports and Records

B.	QC-006 Investigation of Out of Specification Results

C.	SR-009 Preparation of Packing Liquid Ampligen (200 and 400 mg Bottles) or Placebo for Shipment to Clinical Sites.

12.    Laboratory Controls-N/A

13    Documentation and Record Maintenance
COMPANY shall preserve all records in accordance with any applicable federal, state or local requirements. Raw data, documentation, batch records, source documents, product disposition records and reports (collectively, “Documentation”) shall be retained by COMPANY for a minimum period of two (2) years after termination or expiration of the Specialty Distributor Purchase and Service Agreement between HEB and COMPANY. COMPANY shall, upon written receipt of a written request

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

from HEB, finish such Documentation in a format reasonably acceptable to HEB with thirty (30) days of receipt of such request. In this case, the Documentation will be shipped to the Quality Assurance Manager named in this Agreement (see Key Contact List, Attachment 1). It is the responsibility of HEB to notify COMPANY of any changes in this contact. During the retention period, documentation shall be available for inspection by HEB, its authorized agents and authorized government agencies.

14.    Complaints

In the event COMPANY is notified of a complaint, COMPANY will receive, investigate and respond to the complaint following its internal procedures. A copy of all complaint investigation documentation will be provided to HEB.

15.    Contact List of Key Personnel. See Attachment 1

IN WITNESS WHEREOF, the parties hereto have executed this Quality Agreement as of the Effective Date.

Hemispherx Biopharma Inc.

Signature: _____________________________________________________________________

Printed Name: _________________________________________________________________

Title: _________________________________________________________________________

Date: _________________________________________________________________________

COMPANY.

Signature: _____________________________________________________________________

Printed Name: _________________________________________________________________

Title: _________________________________________________________________________

Date: _________________________________________________________________________

Attachment 1
List of Key Contacts

SUBJECT	HEB CONTACT	COMPANY CONTACT
Regulatory Compliance Requirements Notification of Regulatory Agencies and Regulatory Submissions	Victoria Scott Director/Quality and Regulatory Phone: 732-249-3550 ext 567 Fax:732-249-6895 Email:Victoria.Scott@Hemispherx.net	{***}
Recall of Marketed Product	Victoria Scott Director/Quality and Regulatory Phone: 732-249-3550 ext 567 Fax:732-249-6895 Email:Victoria.Scott@Hemispherx.net	{***}
Adverse Drug Events	David Strayer, MD Medical Director Phone:215-988-0880 Fax: 215-988-1739 Email: David.Strayer@Hemispherx.net	{***}
Product Complaint	Victoria Scott Director/Quality and Regulatory Phone: 732-249-3550 ext 567 Fax:732-249-6895 Email:Victoria.Scott@Hemispherx.net	{***}
Field Alert Reports/Biological Product Deviation Reports	Victoria Scott Director/Quality and Regulatory Phone: 732-249-3550 ext 567 Fax:732-249-6895 Email:Victoria.Scott@Hemispherx.net	{***}
Change Control	Victoria Scott Director/Quality and Regulatory Phone: 732-249-3550 ext 567 Fax:732-249-6895 Email:Victoria.Scott@Hemispherx.net	{***}
Clinical Study Protocol Changes	David Strayer, MD Medical Director Phone:215-988-0880 Fax: 215-988-1739 Email: David.Strayer@Hemispherx.net	{***}
New or Revised Product Clams	David Strayer, MD Medical Director Phone:215-988-0880 Fax: 215-988-1739 Email: David.Strayer@Hemispherx.net	{***}
Documentation Quality Records Record Retention	Victoria Scott Director/Quality and Regulatory Phone: 732-249-3550 ext 567 Fax:732-249-6895 Email:Victoria.Scott@Hemispherx.net	{***}
SUBJECT	HEB CONTACT	COMPANY CONTACT
Product Testing and Release	Victoria Scott Director/Quality and Regulatory Phone: 732-249-3550 ext 567 Fax:732-249-6895 Email:Victoria.Scott@Hemispherx.net	{***}
Control of Components, Labeling and Packaging Materials	Chris Cavalli VP Quality Control Phone: 732-249-3550 ext 559 Email:Chris.Cavalli@Hemispherx.net Fax:732-249-6895	{***}
Product Storage and Shipping	Victoria Scott Director/Quality and Regulatory Phone: 732-249-3550 ext 567 Fax:732-249-6895 Email:Victoria.Scott@Hemispherx.net	{***}
Returned Goods	Victoria Scott Director/Quality and Regulatory Phone: 732-249-3550 ext 567 Fax:732-249-6895 Email:Victoria.Scott@Hemispherx.	{***}
Deviations/Investigations Nonconforming or Rejected Material	Victoria Scott Director/Quality and Regulatory Phone: 732-249-3550 ext 567 Fax:732-249-6895 Email:Victoria.Scott@Hemispherx.net	{***}
Supplier Qualification	Victoria Scott Director/Quality and Regulatory Phone: 732-249-3550 ext 567 Fax:732-249-6895 Email:Victoria.Scott@Hemispherx.net	{***}
Quality Audits & Regulatory Inspections	Victoria Scott Director/Quality and Regulatory Phone: 732-249-3550 ext 567 Fax:732-249-6895 Email:Victoria.Scott@Hemispherx.net	{***}

Attachment 2
QA-007-Product Recall

Attachment 3
HEB Return Goods Policy
This Return Goods Policy us for all HEB products, Alferon N® and Ampligen® distributed by COMPANY.
The following products are eligible for return and reimbursement:

•	Outdated Product: Product within two (2) months prior or six (6) months past expiration date and noted on product;
AND

•	Product in its original container and bearing its original label.
OR

•	Product which HEB has specified be returned
The following products are not eligible for return and reimbursement:

•	Product that is not outdated.

•	Product in which the lot number and/or expiration date is missing, illegible, covered, and/or unreadable on original container.

•	Product that has been damaged due to improper storage handling, fire, flood, or catastrophe.

•	Product that has been sold expressly on a non-returnable basis.

•	Product that is not in its original container and/or not bearing its original label.

•	Product that is in its original container with a prescription label attached.

•	Product that has been repackaged

•	Partial Vials

•	Product obtained illegally or via diverted means

•	Product purchased on the “secondary source” market or from a distributor other than COMPANY.

•	Product that HEB determines, in its sole discretion, is otherwise adulterated, misbranded, or counterfeit.

HEB will only accept returns shipped to COMPANY. All eligible products shall be shipped in a safe, secure, and reliable manner, and in compliance with all applicable federal, state and local laws, regulations and statutes. It is the shipper’s responsibility to securely package all return goods to prevent to prevent breakage during transit and otherwise comply with the laws and regulations applicable to the packaging, shipping, and transport of return goods shipments.
HEB is not responsible for shipments lost and/or damaged in transit. HEB recommends that all customers insure return goods shipments.
HEB will audit the quantities of return goods and final reimbursement will be based on HEB count. All products will be reimbursed based on the price paid Direct purchasing customers reimbursement will be issued in the form of credit or product replacement to the appropriate party.
To assist in accurate credit memo processing, please include the following information:

1.	Purchasers Name and Mailing Address

2.	Date and Quantity
Return goods shipments which are deemed to be outside of this policy will not be returned to the customer or the third party processor and no reimbursement will be issued by HEB. HEB return goods policy is subject to change at any time and without prior notices to other parties.

Attachment 2
QA-007-Product Recall

Attachment 3
HEB Return Goods Policy
This Return Goods Policy us for all HEB products, Alferon N® and Ampligen® distributed by COMPANY.
The following products are eligible for return and reimbursement:

•	Outdated Product: Product within two (2) months prior or six (6) months past expiration date and noted on product;
AND

•	Product in its original container and bearing its original label.
OR

•	Product which HEB has specified be returned
The following products are not eligible for return and reimbursement:

•	Product that is not outdated.

•	Product in which the lot number and/or expiration date is missing, illegible, covered, and/or unreadable on original container.

•	Product that has been damaged due to improper storage handling, fire, flood, or catastrophe.

•	Product that has been sold expressly on a non-returnable basis.

•	Product that is not in its original container and/or not bearing its original label.

•	Product that is in its original container with a prescription label attached.

•	Product that has been repackaged

•	Partial Vials

•	Product obtained illegally or via diverted means

•	Product purchased on the “secondary source” market or from a distributor other than COMPANY.

•	Product that HEB determines, in its sole discretion, is otherwise adulterated, misbranded, or counterfeit.

HEB will only accept returns shipped to COMPANY. All eligible products shall be shipped in a safe, secure, and reliable manner, and in compliance with all applicable federal, state and local laws, regulations and statutes. It is the shipper’s responsibility to securely package all return goods to prevent to prevent breakage during transit and otherwise comply with the laws and regulations applicable to the packaging, shipping, and transport of return goods shipments.
HEB is not responsible for shipments lost and/or damaged in transit. HEB recommends that all customers insure return goods shipments.
HEB will audit the quantities of return goods and final reimbursement will be based on HEB count. All products will be reimbursed based on the price paid Direct purchasing customers reimbursement will be issued in the form of credit or product replacement to the appropriate party.
To assist in accurate credit memo processing, please include the following information:

3.	Purchasers Name and Mailing Address

4.	Date and Quantity
Return goods shipments which are deemed to be outside of this policy will not be returned to the customer or the third party processor and no reimbursement will be issued by HEB. HEB return goods policy is subject to change at any time and without prior notices to other parties.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.